ASSET ACQUISITION AGREEMENT

BETWEEN

MOBIEYES SOFTWARE, INC.,
A FLORIDA CORPORATION,

&

UTP HOLDINGS, LLC,
A FLORIDA LIMITED LIABILTIY COMPANY

DATED: __________, 2010

ASSET ACQUISITION AGREEMENT

This Asset Acquisition Agreement (the “Agreement”) is made as of the ___ day of __________, 2010, by and between, Mobieyes Software, Inc., a Florida corporation (hereafter, “Buyer”) and UTP Holdings, LLC, a Florida limited liability company (hereafter “Seller”).

BACKGROUND

WHEREAS, the Seller is in the ferrous and non-ferrous recycling business and the Seller desires to sell substantially all of its assets to Buyer under the terms and conditions set forth in this Agreement;

WHEREAS, the Buyer has agreed to purchase such assets and assume certain of the Seller’s obligations.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Seller,  and the Buyer agree as follows:

ARTICLE I

SALE AND PURCHASE OF ASSETS

Section 1.01                      Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.01), Seller will sell to Buyer, and Buyer will purchase from Seller, the assets of Seller listed below (collectively, the “Purchased Assets”). The Purchased Assets will be purchased free and clear of all security interests, liens, restrictions, claims or charges of any kind (“Encumbrances”), except as provided herein. The Purchased Assets will include the following items:

(a)           Intellectual Property. All trademarks and trademark applications, and all patents andpatent applications and all goodwill associated developed by Seller, including all documentation thereofand all other Intellectual Property (as defined in Section 4.16) of Seller, and all rights to use the name "UTP Holdings”;

(b)           Promotional Rights. All marketing or promotional designs, brochures, advertisements,concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoingand all other promotional properties, in each case primarily used or useful or developed or acquired by the Seller for use in connection with the ownership and operation of the Purchased Assets;

(c)           Customer Lists and other Intangible Assets. All intangible assets, including without limitation all customer lists, goodwill, “know-how,” proprietary information and trade secrets relating to the Seller’s business operations; and all manufacturers’ warranties (including pending warranty claims) and manuals relating to the Purchased Assets;

(d)           Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by the Seller for use in connection with the ownership and operation of the Purchased Assets;

(e)           Specific Assets. Those assets specifically set forth on Schedule 1.01(a) hereto;

(f)           Leases. All real property leases of Seller, to the extent such are assignable;

(g)           Telephone and Facsimile Numbers. The right to use the telephone and facsimile machine numbers assigned to Seller’s places of business in Sarasota, Florida;

(h)           Books and Records. All papers, documents, computerized databases and records of Seller relating to the Purchased Assets and its business operations, including without limitation all corporate documents, employer records and workers’ compensation records relating to employees hired by the Buyer, sales records, marketing records, accounting and financial records, and maintenance and production records; and

(i)           Claims Relating to Purchased Assets. All claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Purchased Assets and all claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Assumed Obligations (as defined in Section 1.02), in each case whether accruing before or after the Closing; provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.03;

Section 1.02                      Assumed Obligations. In consideration of Buyer’s purchase of the Purchased Assets, subject to the terms and conditions set forth herein, on the Closing Date the Seller shall assign to the Buyer and the Buyer shall assume and discharge in a timely fashion all of the liabilities and obligations of the Seller set forth on Schedule 1.02 (hereafter collectively referred to as the “Assumed Obligations”).

Except as expressly set forth in this Section 1.02, the Buyer shall have no responsibility for any of the Seller’s obligations (including contracts, leases, product warranties, purchase orders and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the “Excluded Obligations.”

Section 1.03                      Consideration. In addition to the assumption of the Assumed Obligations, at the Closing, Buyer shall deliver to the Seller a two hundred fifty thousand dollar ($250,000) 10% Convertible Promissory Note in favor of only Dana J. Pekas, with such Note being fully due and payable on or before December 31, 2010, a copy of the Convertible Promissory Note is attached hereto as Exhibit B.

Section 1.04                      Tax Consequences. For federal income tax purposes, the transactions contemplated hereby are intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations, and each party is intended to be a “party to the reorganization” within the meaning of Section 368 of the Code.

ARTICLE II

CLOSING; DOCUMENTS OF CONVEYANCE

Section 2.01                      Closing.                       Subject to the satisfaction of the conditions set forth in Articles VI and VII, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the “Closing”) to be held at the offices of Carrillo Huettel, LLP, 3033 Fifth Ave. Suite 201, San Diego, CA 92103, on ______________, 2010, (the “Closing Date”). The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date (the “Effective Time”).

Section 2.02                                Actions to be Taken at the Closing. At the Closing, the Parties will take the following actions and deliver the following documents:

(a)           Seller will execute and deliver to Buyer a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit C, together with such other instruments of conveyance and evidence of the transfer of title to the Purchased Assets from Seller to Buyer as Buyer may reasonably request.

(b)           Buyer and Seller will each deliver to the others (to the extent applicable), all consents and approvals (including, without limitation, resolutions and incumbency certificates of the directors and officers of each, and necessary minutes or resolutions of the stockholders of each) required for each party to enter into this Agreement and consummate the transactions described herein.

All instruments of conveyance shall be free of all Encumbrances except for any liens securing the Assumed Obligations and shall be in form and content reasonably acceptable to counsel for the Buyer and the Seller.

Section 2.03                      Transfer of Possession. Simultaneously with the Effective Time, the Seller shall give the Buyer full possession and enjoyment of the Purchased Assets.

ARTICLE III

Intentionally left blank

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller and covenants with the Seller, as follows:

Section 4.01                      Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted. Each subsidiary of Buyer is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

Section 4.02                      Capitalization, Etc. The capitalization of Buyer consists of 250,000,000 authorized shares of voting common stock, of which, at Closing, there will be 13,200,000 shares issued and outstanding. The relative rights and preferences of any of the preferred stock have not been established. All of the outstanding shares of Buyer’s common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer. All of such shares have been issued in compliance with applicable securities laws.

Except as provided in Schedule 4.04, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or otherwise relating to, any shares of the capital stock or other securities of Buyer; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Buyer; (iii) contract under which Buyer is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Buyer.

Section 4.03                      Financial Statements. Buyer has delivered to Seller the following financial statements and notes (collectively, the “Buyer Financial Statements”): the audited balance sheet, income statement, and statement of cash flows of Buyer and its subsidiaries for the years ended January 31, 2010 and January 31, 2009. The Buyer Financial Statements are accurate and complete in all material respects and present fairly the financial position of Buyer as of the dates thereof and the results of operations and cash flows of Buyer for the periods covered thereby. Except as disclosed on Schedule 4.03, there has been no material adverse change in Buyer’s financial condition, business or properties since the date of the most recent Buyer Financial Statements. Except as disclosed on Schedule 4.03 attached hereto, neither Buyer nor any of its subsidiaries are liable for or subject to any liabilities, except for those liabilities reflected on the Buyer Financial Statements and not heretofore paid or discharged and those liabilities arising in the ordinary course of business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement.

Section 4.04                      Tax Matters. Except as set forth on Schedule 4.04, all Tax Returns required to be filed by or on behalf of Buyer or any of its subsidiaries with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the “Buyer Returns”) (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements.

Section 4.05                      Insurance. Buyer and each of its subsidiaries has maintained, and will maintain insurance coverage against liability, loss or casualty with respect to its operations.

Section 4.06                      Legal Proceedings. Except as set forth on Schedule 4.06, there is no pending Legal Proceeding, and, to the best of the knowledge of Buyer, no Person has threatened to commence any Legal Proceeding: (i) that involves Buyer, any subsidiary of Buyer, or any of the assets owned or used by Buyer or its subsidiaries and which, if decided against Buyer or the subsidiaries, would have a Material Adverse Effect on the financial condition, business or properties of Buyer or the subsidiary; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 4.07                      Compliance with Laws. To the best knowledge of Buyer, it and each of its subsidiaries has at all times conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Buyer has not received any notice, advice, claim or complaint from any employee or Governmental Body that Buyer or any subsidiary has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 4.8                      Authority; Binding Nature of Agreement. Buyer has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; the execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary action on the part of Buyer and its board of directors; and the approval of Buyer’s shareholders is not required. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Buyer will deliver to Seller such evidence of the authorization of its execution, delivery, and performance of this Agreement as Seller may reasonably request.

Section 4.9                      Non-Contravention. Neither (i) the execution delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)           contravene, conflict with or result in a violation of (i) the provisions of the respective Articles of Incorporation or Bylaws of Buyer, or (ii) any resolution adopted by the shareholders or Board of Directors of Buyer;

(b)           contravene, conflict with or result in a violation of, or give any Governmental Body or any Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment, or decree to which Buyer or any of its subsidiaries, or any of the assets owned or used by it or them, is subject; or

(c)           contravene, conflict with or result in a violation of, or breach of, or result in a default under, any provision of any Contract to which Buyer or any of its subsidiaries is a party, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, (iii) cancel, terminate or modify any such Contract.

Buyer is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement.

Section 4.10                      Full Disclosure. This Agreement, and all documents delivered by Buyer to Seller in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, to and for the benefit of Buyer and seller as follows as of the date hereof and as of the Closing Date:

Section 5.01                      Due Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

Section 5.02                      Financial Statements. Seller has delivered to Buyer the following financial statements and notes (collectively, the “Seller Financial Statements”): the audited balance sheet, income statement, and statement of cash flows of Buyer and its subsidiaries for the years ended December 31, 2009 and January 31, 2008. The Seller Financial Statements are accurate and complete in all material respects and present fairly the financial position of Seller as of the dates thereof and the results of operations and cash flows of Seller for the period covered thereby. Except as disclosed on Schedule 5.02, there has been no material adverse change in Seller’s financial condition, business or properties since the date of the most recent Seller Financial Statements. Except as reflected on the Seller Financial Statements or otherwise disclosed on the Schedules attached hereto, Seller is not liable for or subject to any liabilities not heretofore paid or discharged and those liabilities arising in the ordinary course of its business consistent with past practice.

Section 5.03                      Tax Matters. Except as set forth on Schedule 5.03, all Tax Returns required to be filed by or on behalf of Seller with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the “Seller Returns”) (i) have been timely filed or are not yet due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements.

Section 5.04                      Insurance. Seller has maintained, and will maintain through the Closing Date, insurance coverage against liability, loss or casualty with respect to the operations of Seller. A description of all such policies is hereto attached as Schedule 5.04.

Section 5.05                      Legal Proceedings. Except as set forth on Schedule 5.05, there is no pending Legal Proceeding, and, to the best of the knowledge of Seller, no Person has threatened to commence any Legal Proceeding: (i) that involves Seller or any of the assets owned or used by Seller and which, if decided against Seller, would have a Material Adverse Effect on the financial condition, business or properties of Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 5.06                      Assets. Seller has, and will have at the Closing, good, valid and marketable title to all of the Purchased Assets, free and clear of any liens, except as disclosed on Schedule 5.06. Seller has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Purchased Assets or its business. No third party has any option or right to acquire Seller’s business or any of the Purchased Assets.

Section 5.07                      Real Property. Seller owns no real property. Schedule 5.07 includes a complete list of the real property leased by Seller (“Seller Leased Real Property”). Seller has a valid leasehold interest in the Seller Leased Real Property and will deliver to Buyer at Closing a certificate confirming that such leases are in full force and effect.

Section 5.08                      Compliance with Laws. To the best knowledge of Seller, it has at all time conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Seller has not received any notice, advice, claim or complaint from any employee or Governmental Body that Seller has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 5.09                      Authority; Binding Nature of Agreement. Subject only to the approval of its shareholders, Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller and its board of directors. Subject to the approval of Seller’s shareholders, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Seller will deliver to Buyer such evidence of the authorization of Seller’s execution, delivery, and performance of this Agreement as Buyer may reasonably request.

Section 5.10                      Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)           contravene, conflict with or result in a violation of (i) any of the provisions of Seller’s articles of organization or operation agreement, or (ii) any resolution adopted by Seller’s members or managers;

(b)           contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller, or any of the Purchased Assets is subject; or

(c)           contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Seller Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Seller Contract, (ii) accelerate the maturity or performance of any Seller Contract, or (iii) cancel, terminate or modify any Seller Contract.

Except for the required shareholder approval, Seller is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement, except to the extent the consent of third parties may be required in connection with the assignment of the Purchased Assets and the Assumed Obligations and Leased Obligations.

Section 5.11                      Significant Customers; Material Contracts and Commitments. Schedule 5.11 hereto contains an accurate list of all material contracts, commitments, leases, instruments, agreements, licenses or permits to which Seller is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, employment contracts, and employee benefit plans) (collectively, the “Seller Material Contracts”). Except to the extent set forth on Schedule 5.11 hereto, (i) Seller has complied with its material commitments and obligations and is not in default under any of the Seller Material Contracts and no notice of default has been received with respect to any thereof and (ii) there are no Seller Material Contracts that were not negotiated at arm’s length with third parties not affiliated with Seller or any officer, director or stockholder of Seller. Seller is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of Seller are represented by any labor union or covered by any collective bargaining agreement and, to the best of Seller’s knowledge, no campaign to establish such representation is in progress. Seller considers its relationship with its employees to be good.

Section 5.12                                Intellectual Property.

(a)           Seller owns, free and clear of any Encumbrance, or has the valid right to use all Intellectual Property (as defined in Section 4.16) used by it in its business as currently conducted. Each employee of Seller who created any of Seller’s Intellectual Property and each independent contractor engaged by Seller who created any of Seller’s Intellectual Property has assigned to Seller all of such employee’s or contractor’s right, title and interest in such Intellectual Property. No other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (c) below and non-exclusive licensees of Seller’s Intellectual Property in the ordinary course of Seller’s business) has any rights to any of the Intellectual Property owned or used by Seller, and, to Seller’s knowledge, no other Person or Entity is infringing, violating or misappropriating any of the Intellectual Property that Seller owns or has an exclusive license to use.

(b)           Except as set forth on Schedule 5.12, Seller has no agreements with any Person pursuant to which Seller obtains rights to Intellectual Property material to the business of Seller (other than software that is generally commercially available) that is owned by a Person other than Seller. Other than license fees for software that is generally commercially available, Seller is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

(c)           Seller has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to Seller’s knowledge, there have been no acts or omissions by the officers, directors, employees and agents of Seller, the result of which would be to materially compromise the rights of Seller to apply for or enforce appropriate legal protection of Seller’s Intellectual Property.

Section 5.13                      Full Disclosure. This Agreement, and all documents delivered by Seller to Buyer in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading. Buyer have completed their due diligence investigation of Seller.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Section 6.01                      Accuracy of Representations. Each of the representations and warranties made by Seller in this Agreement and in each of the other agreements and instruments delivered to Buyer in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 6.02                      Performance of Covenants. Each covenant or obligation that Seller is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 6.03                      Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 6.04                      Agreements and Documents. Buyer shall have received a certificate executed by Seller containing the representation and warranty of Seller that each of the representations and warranties set forth in Article V is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VI have been duly satisfied.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

Section 7.01                      Accuracy of Representations. Each of the representations and warranties made by Buyer in this Agreement and in each of the other agreements and instruments delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 7.02                      Performance of Covenants. All of the covenants and obligations that Buyer or Buyer is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 7.03                      Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 7.04                      Agreements and Documents. Seller shall have received a certificate executed by each of Buyer, and containing the representation and warranty of each that each of the representations and warranties set forth in Articles III and IV are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VII have been duly satisfied.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 8.01                      Survival of Representations and Warranties. All of the representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing and shall continue for a period of one year following the Closing Date.

Section 8.02                      Seller Indemnity. Subject to the provisions of Section 8.04 hereof, Seller shall defend, indemnify and hold harmless Buyer (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys’ fees and expenses, (ii) attorneys’ fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants’ fees and other costs of defending or investigating any claim hereunder), whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer or its directors, officers, employees, agents, affiliates, successors or assigns by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

(a)           any period or periods of Seller ending prior to the Closing and which involve any claimsagainst Seller, or their respective properties or assets, relating to actions or inactions of Seller or itsmanagers, members, employees or agents prior to Closing, or the operation of the business of Seller prior to the Closing unless such liability relates to an Assumed Obligation;

(b)           any breach of any representation and warranty contained in this Agreement or anymisrepresentation in or omission on the part of Seller contained in any certificate furnished or to befurnished to Buyer by Seller pursuant to this Agreement; and,

(c)           the remedy and right of recovery for any indemnity claim covered hereby shall be limited to the recovery by Buyer of the consideration paid hereunder. The indemnity herein contained shall expire one year following the Closing; provided, however, that if an indemnity claim is asserted prior to such expiration date, but is contested or otherwise not resolved at such expiration date, this indemnity shall expire with respect to such claim only upon resolution of the claim.

ARTICLE IX

CONDUCT OF THE PARTIES AFTER CLOSING

Section 9.01                      Cooperation. The Buyer and the Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased Assets to the Buyer. Without limiting the generality of the foregoing, the Seller, at the request of the Buyer without additional consideration, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Purchased Assets vests in the Buyer, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to convey and deliver to the Buyer more effective title to the Purchased Assets, or to confirm and perfect the Buyer’s title thereto, as contemplated by this Agreement.

Section 9.02                      Access to Books and Records. As long as the Buyer retains any books and records of Seller’s business acquired by the Buyer hereunder, it will provide the Seller with reasonable access during customary business hours to such books and records and as long as the Seller retains the books and records of the Seller’s business retained by the Seller hereunder, it will provide the Buyer with reasonable access during customary business hours to such books and records. Prior to the disposal of any such books and records by any party hereto, such party shall provide 60 days’ prior written notice to the other party and shall relinquish possession of such books and records to such other party upon receipt of a written request therefor within the 60-day time period.

Section 9.03                      Repayment of Obligations. Other than the Assumed Liabilities, the Seller agrees to pay all of the Seller’s liabilities and obligations (other than the Assumed Obligations) by either: (a) paying such liabilities and obligations in full as they come due, (b) entering into arrangements acceptable to the obligees of such liabilities and obligations for the repayment of such liabilities and obligations, or (c) reserving sufficient assets (in Seller’s business judgment) to pay contingent or disputed claims. The Seller agrees that, so long as any of the Seller’s liabilities and obligations (other than the Assumed Obligations) existing on the Closing Date or arising thereafter remain unpaid, the Seller will not make any dividend or distribution with respect to the Seller’s capital stock from any reserved assets, but Seller will otherwise make such distributions as are appropriate to comply with any plan of liquidation and dissolution.

ARTICLE X

MISCELLANEOUS

Section 10.01                                Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 10.02                                Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party’s business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Buyer, if incurred by Buyer; and (ii) by Seller, if incurred by Seller.

Section 10.03                                Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 10.04                                Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Buyer:
Mobieyes Software, Inc.
c/o Carrillo Huettel, LLP
3033 Fifth Ave. Suite 201
San Diego, CA 92103
Tel: 619 399 3090
Fax: 619 399 0120

if to Seller:
UTP Holdings, LLC.
5224 Siesta Cove Drive
Sarasota, FL 34242
Tel: 941 312 0330
Fax: 941 827 9590

Section 10.05                                Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

Section 10.06                                Headings. The Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 10.07                                Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

Section 10.08                                Governing Law; Venue.

(a)           This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida (without giving effect to principles of conflicts of laws).

(b)           Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought in or otherwise commenced in any state or federal court located in or serving Sarasota, Florida. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in or serving Sarasota, Florida in connection with any such legal proceeding; (ii) agrees that each state and federal court located in or serving Sarasota, Florida shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in or serving Sarasota, Florida, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Section 10.09                                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party. Seller’s shareholders are intended third-party beneficiaries hereof, but there are no other intended third-party beneficiaries hereof.

Section 10.10                                Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

Section 10.11                                Waiver.

(a)           No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)           No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.12                                Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

Section 10.13                                Entire Agreement. This Agreement and the attached Exhibits and Schedules sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

[SIGNATURES PAGE FOLLOWS]

The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

MOBIEYES SOFTWARE, INC., a Florida corporation

By: ____________________________

 Its:_____________________________

UTP HOLDINGS, LLC, a Florida limited liability company

By: ____________________________                                                                Percent of Ownership: __________________________
       Dana J. Pekas

By: ____________________________                                                                Percent of Ownership: __________________________
       Dana J. Pekas, as Trustee of the
       SFJ Family Trust

By: ____________________________                                                                Percent of Ownership: __________________________
       Richard L. Lupient

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

CONSENT. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including from a Governmental Body).

CONTRACT. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

ENTITY. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

GOVERNMENTAL BODY. “Governmental Body” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

LEGAL PROCEEDING. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

LEGAL REQUIREMENT. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a “Material Adverse Effect” on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in any Closing Certificate but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on such Person’s business, condition, assets, liabilities, operations, financial performance or prospects.

PERSON. “Person” shall mean any individual, Entity or Governmental Body.

TAX. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

TAX RETURN. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

EXHIBIT B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION OF THIS NOTE OR OF THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE- MOBIEYES SOFTWARE, INC.

$250,000                                                                                                                    ____________, 2010
For value received, Mobieyes Software, Inc., a Florida corporation (the “Company”), promises to pay to Dana J. Pekas (the “Holder”), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest as set forth herein. This Note is subject to the following terms and conditions.

1.           Maturity; Payment due upon Maturity; Default. Unless converted as provided in Section 3, this Note will automatically mature and be due and payable on December 31, 2010, (the “Maturity Date”). The amount payable upon the maturity of this Note shall be equal to Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding anything in the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon an “Event of Default”, which is: the insolvency of the Company, the failure of the Company to pay interest as set forth in Section 2 hereof, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.           Interest.  Simple interest upon this Note shall accrue at a rate of ten percent (10%) per annum.

3.           Conversion.

(a)           Conversion by Holder. The entire principal amount of this Note and any accrued interest may be converted into shares of the Company’s common stock by election of the Holder at any time during the term of this Note. The number of shares to be issued upon conversion hereof shall be determined as of the date of receipt of Conversion Notice by the Company from the Seller by dividing (i) the entire principal amount of this Note plus any accrued interest by (ii) the average of the previous five (5) day closing market price of Company's common stock (iii) less 25%, rounded up to the nearest whole share.

(b)          Prepayment. The Company shall have the right to prepay the principal due under this Note, in full, upon 10 days written notice to the Holder. During the 10 day notice period, the Holder shall have the right to convert the entire principal amount of the Note into shares of the Company’s common stock. Should the Holder elect to convert the entire principal due under this Note such conversion shall be at the Conversion Price.

(c)          Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any accrued interest due. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

4.           Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

5.           Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

6.           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws. The parties consent to the jurisdiction of all federal and state courts in Florida. Venue will lie exclusively in Sarasota County, Florida.

7.            Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by facsimile) (a) in the case of the Company, at the “Address for Notices” specified below its name on the signature page hereof and (b) in the case of the Holder, at the address for such purpose as shall have been most recently specified to the Company by the Holder; or, as to either the Company or the Holder, at such other address as shall be designated by such party in a notice to the other party.  Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

8.           Amendments and Waivers. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.           Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

10.           Successors and Assigns.  All agreements of the Company in this Note shall bind its successors and permitted assigns.  This Note shall inure to the benefit of the Holder and its permitted successors and assigns.  The Company shall not delegate any of its obligations hereunder without the prior written consent of Holder.

11.           Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor, at the Company’s expense.

COMPANY:

MOBIEYES SOFTWARE, INC.

By: _________________________________

Its: _________________________________

EXHIBIT C

BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, UTP Holdings, LLC, a Florida limited liability company (“Seller”), does hereby sell, assign, convey and transfer unto Mobieyes Software, Inc., a Florida corporation (“Buyer”), all of Seller’s right, title and interest in and to the property more particularly described in that certain Asset Purchase Agreement of which this Bill of Sale and Assignment Agreement is made part.

Seller hereby warrants to Buyer, its successors and assigns, that Seller is the rightful owner of the property conveyed; that Seller is conveying to Buyer good and merchantable title to all of the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that Seller (and Seller’s successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

Seller hereby covenants and agrees that it will, at the request of Buyer and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Buyer, its successors and assigns, good and merchantable title to the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Buyer in control and possession thereof.

Seller does hereby irrevocably constitute Buyer, its successors and assigns, as Seller’s true and lawful attorney-in-fact, with full power of substitution, in Seller’s or Buyer’s name, to claim, demand, collect and receive the property conveyed.

This instrument shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

Dated this ___day of ________, 2010.

UTP HOLDINGS, LLC, a Florida limited liability company

By: ____________________________
       Dana J. Pekas

By: ____________________________
       Dana J. Pekas, as Trustee of the
       SFJ Family Trust

By: ____________________________
       Richard L. Lupient

SCHEDULE 1.01(a)

ASSETS PURCHASED

Included in the Purchased Assets shall be two Promissory Notes originally issued in favor of Seller for $127,592.61 and $22,407.39.

SCHEDULE 1.02

ASSUMED OBLIGATIONS

1.           Buyer shall assume the outstanding balance of that certain line of credit issued to Dana J. Pekas by Regions Bank formally AmSouth Bank. Buyer further agrees that the outstanding balance thereunder, in an amount up to $800,000, shall be fully paid on or before December 31, 2010. A copy of the line of credit agreement is annexed to this Schedule 1.02.

2.           Any and all operating liabilities including but not limited to Account Payables, Accrued Liabilities, and other notes payable not specifically identified in this Agreement.

SCHEDULE 4.03

FINANCIAL STATEMENT EXCEPTIONS

None.

SCHEDULE 4.04

TAX EXCEPTIONS

None.

SCHEDULE 4.06

LEGAL PROCEEDINGS

None.

SCHEDULE 5.02

FINANCIAL STATEMENT EXCEPTIONS

None.

SCHEDULE 5.03

TAX EXCEPTIONS

None.

SCHEDULE 5.04

INSURANCE

None.

SCHEDULE 5.05

LEGAL PROCEEDINGS

None.

SCHEDULE 5.06

LIENS AND ENCUMBRANCES

None.

SCHEDULE 5.07

REAL PROPERTY LEASES

None.

SCHEDULE 5.11

MATERIAL CONTRACTS

None.

SCHEDULE 5.12

INTELLECTUAL PROPERTY EXCEPTIONS

None.